AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 2003

                                                    REGISTRATION NO. 333-105014

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ----------------------

                                INTERACTIVECORP
            (Exact name of Registrant as Specified in its Charter)


              DELAWARE                          59-2712887
   (State or Other Jurisdiction of           (I.R.S. Employer
   Incorporation or Organization)           Identification No.)


        152 WEST 57TH STREET
      NEW YORK, NEW YORK 10019
   (Address of Principal Executive                 10019
              Offices)                          (Zip Code)


                           HOTELS.COM 2000 STOCK PLAN
                    HOTELS.COM DIRECTORS' STOCK OPTION PLAN
                           HOTELS.COM 2003 STOCK PLAN
                              (Full Title of Plans)

                              ----------------------

                                DAVID ELLEN, ESQ.
             VICE PRESIDENT, ACTING GENERAL COUNSEL AND SECRETARY
                                 INTERACTIVECORP
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019

                     (Name and Address of Agent for Service)

                                 (212) 314-7300
         (Telephone Number, Including Area Code, of Agent for Service)

                              ----------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO EMPLOYEES: From time to time after the effective date of this Registration Statement and the effective time of the merger of a wholly-owned subsidiary of InterActiveCorp with and into Hotels.com.

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------
                                        PROPOSED     PROPOSED
 TITLE OF EACH CLASS OF   AMOUNT TO     MAXIMUM      MAXIMUM      AMOUNT
    SECURITIES TO BE          BE        OFFERING    AGGREGATE     OF
       REGISTERED         REGISTERED     PRICE       OFFERING     REGISTRATION
                                       PER SHARE      PRICE       FEE
---------------------------------------------------------------------------
Common Stock, $0.01 par   6,731,280 (1)    N/A         N/A       N/A (2)
value
---------------------------------------------------------------------------

(1)This Post-Effective Amendment No. 1 on Form S-8 covers up to 6,731,280 shares of common stock, par value $0.01 per share ("IAC Common Stock"), of InterActiveCorp ("IAC"), formerly USA Interactive, of which 6,686,676 shares IAC Common Stock were originally registered on IAC's Registration Statement on Form S-4 (File No. 333-105014), as amended, initially filed with the Securities and Exchange Commission on May 5, 2003, to which this Amendment relates (the "Registration Statement").
(2)Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the Registration Statement.

                                EXPLANATORY NOTE

     InterActiveCorp ("IAC" or the "Registrant"), formerly USA Interactive, hereby amends its Registration Statement on the Form S-4 (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (this "Amendment") relating to up to (i) 6,367,879 shares of common stock, par value $0.01 per share, of IAC ("IAC Common Stock") issuable by IAC in connection with the exercise of options that have been granted under the Hotels.com 2000 Stock Plan, as amended ("2000 Plan"), (ii) 67,997 shares of IAC Common Stock issuable by IAC in connection with the exercise of options that have been granted under the Hotels.com Directors' Stock Option Plan ("Directors' Plan"), which, along with shares issuable under the 2000 Plan, became options to purchase shares of IAC Common Stock as described below and (iii) 295,404 shares of IAC Common Stock issuable by IAC in connection with the Hotels.com 2003 Stock Plan ("2003 Plan" and, together with the 2000 Plan and the Directors' Plan, the "Plans").
All of such shares of IAC Common Stock were originally registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Form S-4.

     On June 23, 2003, Hermitage Merger Corp., a Delaware corporation and a wholly owned subsidiary of IAC, merged (the "Merger") with and into Hotels.com, a Delaware corporation ("Hotels.com"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 9, 2003, by and among USA Interactive, Hermitage Merger Corp. and Hotels.com. At the time the Merger was consummated (the "Effective Time"), among other things, each issued and outstanding share of Class A common stock, par value $.01 per share, of Hotels.com ("Hotels.com Common Stock"), other than shares held by IAC or Hotels.com, was converted into 2.4 (the "Exchange Ratio") shares of IAC Common Stock, and each issued and outstanding share of Class B common stock, par value $.01 per share, of Hotels.com was cancelled. Pursuant to the Merger Agreement, the outstanding stock options and restricted stock units granted under the Plans are no longer exercisable for or to be settled in shares of Hotels.com Common Stock but, instead, are exercisable for or to be settled in shares of IAC Common Stock based on the Exchange Ratio, as set forth in the Merger Agreement.

                                   PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     All information required by Part I to be contained in the prospectus is omitted from this Amendment in accordance with Rule 428 under the Securities Act.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by IAC with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) IAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     (b)  IAC's Quarterly Report on Form 10-Q for the quarter ended March 31,
          2003.

     (c) IAC's Current Reports on Form 8-K filed on January 21, 2003, February 7, 2003, two filed on February 12, 2003, two filed on February 26, 2003, March 19, 2003, March 25, 2003, March 26, 2003, April 9, 2003,
          April 10, 2003, April 15, 2003, May 2, 2003, May 5, 2003, June 4,
          2003, June 19, 2003 and June 23, 2003 (in each case other than information furnished under Regulation FD).

     (d) Sections entitled "Summary-Selected Unaudited Pro Forma Combined Condensed Financial Information of IAC" and "Unaudited Pro Forma Combined Condensed Financial Statements of IAC" contained in IAC's Registration Statement on Form S-4 (File No. 333-105014) filed on May 5, 2003, as amended May 21, 2003.

     (e) The description of IAC common stock contained in IAC's Registration Statement on Form S-4 (File No. 333-105876) filed on June 5, 2003, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by IAC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the shares of IAC Common Stock to be issued in connection with the Plans were passed upon for IAC by Wachtell, Lipton, Rosen & Katz, New York, New York.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Restated Certificate of Incorporation, as amended, limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Amended and Restated By-Laws provide that the directors and officers (and legal representatives of such directors and officers) will be indemnified to the fullest extent authorized by the Delaware General Corporation Law with respect to third-party actions, suits, investigations or proceedings provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below. The Registrant's Amended and Restated By-Laws further provide that directors and officers (and legal representatives of such directors and officers) will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. The Registrant's Amended and Restated By-Laws allow the Registrant to pay all expenses incurred by a director or officer (or legal representatives of such directors or officers) in defending any proceeding in which the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Registrant. From time to time, officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. The Registrant has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. The Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

     Section 145 of the General Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.   EXHIBITS

     See Exhibit Index.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 2nd day of July, 2003.

                               INTERACTIVECORP


                               By: /s/ Dara Khosrowshahi
                                  ---------------------------------------
                                  Name: Dara Khosrowshahi
                                  Title:Executive Vice President and
                                        Chief Financial Officer


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of July 2, 2003.

           SIGNATURE                               TITLE


    /s/  BARRY DILLER*
--------------------------------         Chairman of the Board, Chief Executive
         Barry Diller                    Officer and Director


  /s/ VICTOR A. KAUFMAN*
--------------------------------         Vice Chairman and Director
      Victor A. Kaufman

  /s/ WILLIAM J. SEVERANCE*
--------------------------------         Vice President and Controller
      William J. Severance               (Chief Accounting Officer)


     /s/ Dara Khosrowshahi
--------------------------------         Executive Vice President
         Dara Khosrowshahi               and Chief Financial Officer

  /s/ RICHARD N. BARTON*
--------------------------------         Director
      Richard N. Barton

  /s/ ROBERT R. BENNETT*
--------------------------------         Director
      Robert R. Bennett

  /s/ EDGAR BRONFMAN, JR.*
--------------------------------         Director
      Edgar Bronfman, Jr.

   /s/ DONALD R. KEOUGH*
--------------------------------         Director
       Donald R. Keough

  /s/ MARIE-JOSEE KRAVIS*
--------------------------------         Director
      Marie-Josee Kravis

    /s/ JOHN C. MALONE*
--------------------------------         Director
        John C. Malone

 /s/ GEN. H. NORMAN SCHWARZKOPF*
--------------------------------         Director
    Gen. H. Norman Schwarzkopf

      /s/ ALAN SPOON*
--------------------------------         Director
          Alan Spoon

 /s/ DIANE VON FURSTENBERG*
--------------------------------         Director
     Diane Von Furstenberg


*  By:/s/ Dara Khosrowshahi
      --------------------------
         Dara Khosrowshahi
         Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT                           DESCRIPTION
 NUMBER
   4.1 Restated Certificate of Incorporation of InterActiveCorp (incorporated by reference to Exhibit 3.1 to InterActiveCorp's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

   4.2 Amendment to the Restated Certificate of Incorporation of InterActiveCorp (incorporated by reference to Exhibit A of InterActiveCorp's Definitive Information Statement filed on November 19, 2001).

   4.3 Certificate of Ownership and Merger Merging Taiwan Travel, Inc. into USA Networks, Inc. (incorporated by reference to InterActiveCorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002).

   4.4 Certificate of Ownership and Merger Merging WLS Holdings, Inc. into USA Interactive and Amendment Thereto.

   4.5 Amended and Restated By-Laws of InterActiveCorp (incorporated by reference to Exhibit 99.1 of InterActiveCorp's Current Report on Form 8-K, filed on September 20, 2002).

   4.6 Certificate of Designations of Series A Cumulative Convertible Preferred Stock of InterActiveCorp (incorporated by reference to Exhibit 4.3 to InterActiveCorp's Annual Report on Form 10-K for the year ended December 31, 2001).

   4.7 2000 Stock Option Plan (previously filed on February 7, 2000 as an exhibit to Hotels.com's Registration Statement on Form S-1, Amendment No. 3, and incorporated herein by reference, Registration No. 333-90601).

   4.8 Directors' Stock Option Plan (previously filed on February 7, 2000 as an exhibit to Hotels.com's Registration Statement on Form S-1, Amendment No. 3, and incorporated herein by reference, Registration No. 333-90601).

   4.9     2003 Stock Option Plan.

   5.1 Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the shares to be issued.

   23.1    Consent of Ernst & Young LLP, New York, New York.

   23.2    Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

   24.1    Powers of Attorney.*

* Previously filed on May 5, 2003.